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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                  CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  March 29, 1994

                       WESTINGHOUSE ELECTRIC CORPORATION
                       ---------------------------------
                         (Exact name of registrant as
                           specified in its charter)

        Pennsylvania                1-977                      25-0877540
- ----------------------------    ---------------              --------------
(State or other jurisdiction   (Commission File               (IRS Employer
     of incorporation)             Number)                   Identification
                                                                  Number)

Westinghouse Bldg., 11 Stanwix St., Pittsburgh, PA              15222-1384
- --------------------------------------------------              ----------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:          (412) 244-2000
                                                             --------------


















                                 Page 1 of 4 Pages
                              Exhibit Index on Page 3







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Item 5. Other Events
        ------------

     On March 29, 1994, the Registrant issued a press release concerning its issuance of preferred equity securities. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein in its entirety.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------

     (c) Exhibits
     Press Release concerning the issuance by the Registrant of preferred equity securities is filed as Exhibit 99 to this Report.


                              Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WESTINGHOUSE ELECTRIC CORPORATION
                                         (Registrant)

                              By: /s/Fredric G. Reynolds
                                  ---------------------------
                                  Fredric G. Reynolds
                                  Executive Vice President &
                                  Chief Financial Officer





Date: March 30, 1994






















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                                     EXHIBIT INDEX
                                     -------------

Exhibit No.     Description                        Sequential Page No.
- -----------     -----------                        -------------------

   99           Press release                               4


















































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                   Westinghouse Electric Corporation

Contact:           Jim Schmitt
Telephone:        (412) 642-4642

                                 FOR USE: Immediate

WESTINGHOUSE COMPLETES $520 MILLION PREFERRED STOCK PLACEMENT


     PITTSBURGH, March 29 -- Westinghouse Electric Corporation today announced that it has issued approximately $520 million of preferred equity securities in a private placement pursuant to Rule 144A.

     Called PEPS, or Participating Equity Preferred Stock, the new issue is mandatorily convertible into common stock on June 1, 1997. A total of 36 million depositary shares were sold. Each depositary share represents one-tenth of a share of the company's Series C Conversion Preferred Stock.

     "The successful completion of this placement represents an important milestone in our continuing debt reduction program and in rebuilding our financial strength, which is especially important in our projects and international businesses," said Mike Jordan, chairman and chief executive officer. "It will also allow us to pursue strategic growth initiatives, similar to the recently announced Norden Systems acquisition."

     The PEPS were priced at $14.44 per depositary share. The depositary shares carry an annual dividend of $1.30, equivalent to 9 percent, until conversion into common stock.

     Each depositary share will convert automatically into one share of common stock on June 1, 1997, subject to earlier conversion at the option of the holder or prior redemption by the company on May 30, 1997. If the average price of the common stock, determined as of the second trading day preceding the redemption notice date, is higher than $13.125, the company expects to redeem the depositary shares. Upon such redemption, each shareholder will receive a fraction of a share of common stock equal to $13.125 divided by the price of the common stock, but in no event less than 0.885 common shares per depositary share.

     "Each depositary share was priced at a 10 percent premium to the underlying common stock price on March 22, 1994; in dollar terms, this premium was equal to $1.32 per depositary share," said Fred Reynolds, executive vice president and chief financial officer. "In return for this premium, the dividend was set at a higher rate than would have been the case had the issue been sold at a price equal to the common stock."

     "We are pleased with the enthusiastic reception that greeted our placement," noted Mr. Jordan. "This demonstrates the market's confidence in Westinghouse."

     The issue was lead-managed by Morgan Stanley & Co. Incorporated, and co-managed by Goldman, Sachs & Co. and Lehman Brothers.